Exhibits 10.5

SEcurities PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made as of [•] by and between [•], with an address at [•] (the “Purchaser”) and Brazil Minerals, Inc., a Nevada corporation, with an address at 1443 E. Washington Blvd, Ste. 278, Pasadena, CA 91104 (the “Company”).

WHEREAS, the Purchaser has had the opportunity to receive all information he has requested from the Company and to ask the Chief Executive Officer of the Company all questions relative to an investment in the Company and the Purchaser is interested in making the purchase of securities (the “Investment”) set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase, and the Company agrees to sell to such Purchaser, the securities set forth opposite the name of such Purchaser (the “Securities”) for the consideration (the “Consideration”) set forth opposite the Purchaser’s name on Annex A. Wire transfer instructions are on Annex B. A form of accredited investor questionnaire must also be completed and signed by the Purchaser and must be in form and substance to the satisfaction of the Company as a condition to Company’s obligations under this Agreement.

ARTICLE II

The Company hereby represents and warrants to the Purchaser with respect to the purchase of the Securities by such Purchaser as of the date of this Agreement as follows:

a) The Company is not subject to any material litigation, has not received any threats of litigation, and is unaware of any potential dispute that could jeopardize the Company’s business prospects.

b) The Company is not in bankruptcy.

c) The Company has no special arrangement with any holder of its common shares which would give such person additional rights or privileges than those afforded to any other holder of its common shares.

d) The Company has one share of a Preferred A Stock issued and outstanding and held by Marc Fogassa which gives him 51% of the votes in any shareholder meeting. There is no other capital stock in the Company with higher voting rights than common stock.

ARTICLE III

The Purchaser hereby represents and warrants to the Company with respect to the purchase of the Securities by such Purchaser as of the date of this Agreement as follows:

a) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended.

b) The Purchaser is making the Investment contemplated by this Agreement for Purchaser’s own account, and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing such Securities.

c) The Purchaser is aware of the limits on resale imposed by Rule 144, among others, and is aware that the certificates representing any common stock which are part of, or derived from, the Securities purchased will bear a restrictive legend, until such time that such legend may be legally removed. At that time, the Company shall provide to the Purchaser, free of any charge, the appropriate legal opinion of counsel of recognized standing in customary form and substance to facilitate the removal of any such restricted legend. The Company represents that it expects that after six months from the date of the Investment by Purchaser it will continue to be a reporting concern in good standing and in a position to obtain at that time the legal opinion of counsel to remove such restricted legend pertaining to transfers under the U.S. federal securities laws.

d) The Purchaser has such knowledge and experience in financial, tax, and business matters so as to enable Purchaser to evaluate the risks and merits of the Investment contemplated by this Agreement. The Purchaser is financially able to bear the economic risk of the Investment, including a total loss. The Purchaser has adequate means of providing for the Purchaser’s current needs and has no need for immediate liquidity in the Investment and has no reason to anticipate any material change in his financial condition in the foreseeable future.

e) The Purchaser acknowledges that the Purchaser has had the opportunity to review the publicly available information on the companies issuing the Securities that are part of the Investment contemplated by this Agreement, including and in particular, those sections of the filings in which risk factors are detailed.

f) The Purchaser understands that neither the Commission nor any other U.S. federal or state agency has reviewed the proposed offering of the Securities or made any finding or determination of fairness of the offering of the Securities or any recommendation or endorsement of the Investment contemplated by this Agreement.

g) The Purchaser acknowledges that the Purchaser has not received any information regarding the offering of the Securities from any seminar or meeting held by the Company, or through any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio. The Purchaser also acknowledges that no investment banker, broker, or finder was involved in connection with the Investment contemplated by this Agreement.

2

h) The Purchaser acknowledges that no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Purchaser is required in connection with (i) the execution, delivery and performance of this Agreement, (ii) the purchase of the Securities, and (iii) the consummation by the Purchaser of the Investment contemplated by this Agreement.

ARTICLE IV

This Agreement shall be governed in all respects by the laws of the State of New Jersey without giving effect to the conflicts of laws principles thereof. All suits, actions or proceedings arising out of, or in connection with, this Agreement or the transactions contemplated by this Agreement shall be brought in any court of competent subject matter jurisdiction sitting in Newark, New Jersey. This Agreement and the other documents executed in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter herein. None of the terms of this Agreement can be waived or modified, except by an express agreement signed by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Brazil Minerals, Inc.
By:	Marc Fogassa, Chief Executive Officer

[•]

3

ANNEX A

Purchaser	Consideration Delivered by Purchaser to Company	Securities Purchased by Purchaser
[•]	$[•]

a) [•] common shares of Brazil Minerals, Inc.

and

b) warrants to purchase up to [•] common shares of Brazil Minerals, Inc. at an exercise price of $[•] per share, exercisable at any time until [•], and subject to standard equitable adjustments for stock splits, reverse stock splits, dividends, etc.

4

ANNEX B

WIRE INSTRUCTIONS

WIRE INSTRUCTIONS

Account Name:	Brazil Minerals, Inc.

Account Number:	[•]

Routing Number/ABA:	[•]

Bank:	[•]

5